SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            GOUVERNEUR BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


     UNITED STATES, FEDERAL CHARTER                       REQUESTED
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


 42 CHURCH STREET, GOUVERNEUR, NEW YORK                    13642
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
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                None                                       N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

                   Securities Act registration statement file
                  number to which this form relates: 333-57845

        Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock par value $.01 per share
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

      Incorporated by reference to the portion of the Prospectus under the headings "The Reorganization - Restrictions on Transferability of Subscription Rights and Common Stock"; "Restrictions on Acquisition of the Company and the Bank"; "Description of Capital Stock of the Company," as filed on June 26, 1998, as part of Registrant's Registration Statement on Form S-1, No. 333-57845, and as the same may be re-filed pursuant to Rule 424(b), which Prospectus so filed shall also be deemed incorporated herein by reference.

Item 2. Exhibits

        (a) Federal Stock Charter: Incorporated by reference to Exhibit
            3.1 to Registrant's Registration Statement on Form S-1, No. 333-57845, filed on June 26, 1998, as amended, as set forth in
            Exhibit 3.1 to Amendment No. 1 of such Registration Statement filed on August 5, 1998.

        (b) Bylaws: Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-57845, filed on June 26, 1998, as amended, as set forth in Exhibit 3.2 to Amendment No. 1 of such Registration Statement filed on August 5, 1998.

        (c) Plan of Mutual Holding Company Reorganization and Stock Issuance of Gouverneur Savings and Loan Association: Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-57845, filed on June 26, 1998.

        (d) Form of Stock Certificate of Gouverneur Bancorp, Inc.: Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-57845, filed on June 26, 1998.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 5, 1998

                                     Gouverneur Bancorp, Inc.

                               By:   /s/ RICHARD F. BENNETT
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                                     Richard F. Bennett
                                     President and Chief Executive Officer